JNL INVESTORS SERIES TRUST


                              AMENDED AND RESTATED
                                     BY-LAWS
























         The following Amended and Restated By-Laws have been approved and adopted by the Board of Trustees of JNL Investors Series Trust at a meeting duly called and held at Jackson National Life Insurance Company on August 31, 2005.


                                            --------------------------------
                                            Susan S. Rhee, Secretary

                                     BY-LAWS
                                       OF
                           JNL INVESTORS SERIES TRUST

                                    ARTICLE 1

                            AGREEMENT AND DECLARATION
                          OF TRUST AND PRINCIPAL OFFICE

1.1 AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of JNL Investors Series Trust (the "Trust"), the Massachusetts business trust established by the Declaration of Trust.

1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located at 85 State Street, Boston, Massachusetts 02109.

                                    ARTICLE 2

                                    TRUSTEES

2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail or courier at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone or by e-mail at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Except as required by law, neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice to any Trustee who was present at the time of such adjournment; notice of the time and place of any adjourned session of such meeting shall, however, be given in the manner provided in Section 2.3 of these By-Laws to each Trustee who was not present at the time of such adjournment.

2.5 ACTION BY VOTE. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these By-Laws.

2.6 ACTION BY WRITING. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7 PRESENCE THROUGH COMMUNICATIONS EQUIPMENT. Except as required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

2.8 SELECTION AND NOMINATION OF DISINTERESTED TRUSTEES. The selection and nomination of Trustees who are not 'interested persons' of the Trust, as such term is defined by the Investment Company Act of 1940, as amended, and the rules of Securities and Exchange Commission thereunder, shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

2.9 ABILITY TO HIRE STAFF. The Board will have the resources, including appropriate funding, and authority to discharge its responsibilities, including the authority to retain and compensate independent or special counsel and other experts or consultants.

2.10 CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Board of Trustees shall choose a Chairman of the Board from among the Trustees. The Chairman shall not be an officer of the Trust. The Chairman cannot be an "interested" person of the Trust, or of any investment adviser to the Trust, within the meaning of the Investment Company Act of 1940. The Chairman of the Board shall preside at all meetings of the Board of Trustees and of the Shareholders at which the Chairman is present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Trustees. The Board of Trustees may choose a Vice Chairman of the Board from among the Trustees. The Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the Shareholders and Trustees, and the Chairman shall perform such other duties as may from time to time be assigned to him or her by the Board of Trustees or as may be required by law.

                                    ARTICLE 3

                                    OFFICERS

3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any two or more offices may be held by the same person.

3.2 ELECTION AND TENURE. The President, the Treasurer, the Secretary and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.3 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4 PRESIDENT AND VICE PRESIDENTS. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Trust shall be the the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust. The President shall preside at any meetings of shareholders or of the Trustees at which neither the Chairman or Vice Chairman if one has been elected, are present. If no such designation is made, the President shall be the Chief Executive Officer.

3.6 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, administrator or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.7 SECRETARY. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the office of the Trust designated therefor. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8 RESIGNATIONS AND REMOVALS. Any officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4

                                 INDEMNIFICATION

4.1 TRUSTEES, OFFICERS, ETC. The Trust shall indemnify each of its current and former Trustees, officers and agents of the Trust (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against judgments, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his or her being or having been such a Trustee or officer. The Trust shall advance the expenses of Covered Persons who are parties to any Proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. For purposes of this paragraph, "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative. Pursuant and subject to section 4.1, the Trust shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Trust.

Nothing in the Declaration or in these By-Laws shall be deemed to protect any Trustee or officer of the Trust against any liability to the Trust or to its Shareholders to which such person would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

The Trust shall have the power to purchase and maintain insurance on behalf of any person against any liability asserted against or incurred by such person, whether or not the Trust would have the power to indemnify such person against such liability under the provisions of this Article. Nevertheless, insurance will not be purchased or maintained by the Trust if the purchase or maintenance of such insurance would result in the indemnification of any person in contravention of any rule or regulation and/or interpretation of the Securities and Exchange Commission.

4.2 INDEMNIFICATION NOT EXCLUSIVE. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person's heirs, executors and administrators; an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending; and a "disinterested Trustee" or "disinterested person" is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

                                    ARTICLE 5

                                     REPORTS

5.1 GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 6

                                   FISCAL YEAR

6.1 GENERAL. Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on October 31 in each year.

                                    ARTICLE 7

                                      SEAL

7.1 GENERAL. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 8

                               EXECUTION OF PAPERS

8.1 GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by the Chairman, if any, the President, any Vice President or the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                    ARTICLE 9

                           PROVISIONS RELATING TO THE
                         CONDUCT OF THE TRUST'S BUSINESS

9.1 DETERMINATION OF NET ASSET VALUE. The Trustees or any officer or officers or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine at least once daily the net income and the value of all the assets belonging to any Series or attributable to any class of Shares of the Trust on each day upon which the New York Stock Exchange is open for unrestricted trading and at such other times as the Trustees shall designate. In determining asset values, all securities for which representative market quotations are readily available shall be valued at market value, and all securities and other assets for which representative market quotations are not readily available shall be valued at fair value, all as determined in good faith by the Trustees or an officer or officers or agent or agents, as aforesaid, in accordance with accounting principles generally accepted at the time. Notwithstanding the foregoing, the assets belonging to any Series or attributable to any class of Shares of the Trust may, if so authorized by the Trustees, be valued in accordance with the amortized cost method, and the asset value so determined, subject to the power of the Trustees to alter the asset value so determined, less total liabilities belonging to that Series or attributable to any class of Shares (exclusive of capital stock and surplus) shall be the net asset value until a new asset value is determined by the Trustees or such officers or agents. In determining the net asset value the Trustees or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Trustees or such officers or agents may in their best judgment deem fair and reasonable under the circumstances. The manner of determining net asset value may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform it to any other method prescribed or permitted by applicable law or regulation. Determinations of net asset value made by the Trust or such officers or agents in good faith shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                   ARTICLE 10

                            AMENDMENTS TO THE BY-LAWS

10.1 GENERAL. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by written consent in lieu thereof.

                                   ARTICLE 11

11.1 PROXY INSTRUCTIONS TRANSMITTED BY TELEPHONIC OR ELECTRONIC MEANS. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.